Accelerate Diagnostics Announces Final Terms of Rights Offering

Company previously announced plans to raise $20,000,000 to fund product commercialization efforts

TUCSON, Ariz., July 12, 2013—Accelerate Diagnostics, Inc. (NASDAQ: AXDX), an in vitro diagnostics company dedicated to providing solutions for the global challenge of drug resistant organisms and hospital acquired infections, announced today the final terms of its previously announced $20,000,000 rights offering. The Company anticipates that the rights offering will commence with the distribution of the final prospectus and related materials to stockholders on or about July 18, 2013.

Under the terms of the rights offering, the Company is distributing, at no charge to the holders of its common stock as of 5:00 p.m., New York City time, on July 8, 2013, which was established as the record date for the rights offering, 0.064038 non-transferable subscription rights for each share of common stock owned on the record date, as more fully described in the prospectus relating to the rights offering. Each whole subscription right will allow the holder thereof to subscribe to purchase one share of common stock at a subscription price of $8.04 per share. In addition, any holder of subscription rights exercising his, her or its basic subscription privilege in full will be eligible to subscribe to purchase additional shares of common stock at the same subscription price per share, subject to the conditions and limitations described further in the prospectus. In the aggregate, the Company intends to issue up to 2,487,562 shares of common stock in connection with the rights offering.

The subscription rights may be exercised until 5:00 p.m. New York City time, on August 7, 2013, as more fully described in the prospectus. The rights offering period may not be extended.  Any fractional rights remaining after aggregating all of the subscription rights issued to a stockholder will be rounded down to the nearest whole number, and no stockholder will receive any shares with respect to fractional rights that are rounded down.

The Company has received a standby commitment from Abeja Ventures, LLC, which is owned by, among other individuals and entities, Lawrence Mehren, John Patience, Jack Schuler and Matthew W. Strobeck, each of whom is a director of the Company. The standby purchaser has agreed to purchase any and all shares of common stock that are not subscribed for by stockholders in connection with the rights offering. Upon completion of the rights offering, the Company will receive gross proceeds of approximately $20,000,000 before expenses. The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for working capital and specifically to fund the Company’s business plan and product commercialization efforts.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement is declared effective. A copy of the prospectus forming a part of the Registration Statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting Steve Reichling at (520) 365-3100. For questions about the rights offering, including questions about subscription procedures and requests for additional copies of the prospectus once it has been filed, contact Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068. Broadridge is acting as the Subscription and Information Agent for the rights offering on behalf of the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. (NASDAQ: AXDX) is an in-vitro diagnostics company focused on developing and commercializing innovative systems for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company’s revolutionary BACcel™ platform utilizes a proprietary culture-free process with both genomic and phenotypic detection technologies that significantly decreases time to result while achieving high sensitivity and specificity. In addition to the BACcel system development pipeline, the Company also owns and licenses its proprietary OptiChem™ surface coatings technology, which has numerous applications for binding in bio-analytical systems, such as microarrays. For more information, visit: www.acceleratediagnostics.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes” and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. For a full discussion of the Company’s risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Item 1A in the Company’s Transition Report on Form 10-KT, filed with the SEC on March 20, 2013. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.